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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the incorporation by reference in the Registration Statement of Parametric Technology Corporation on Form S-4 of our report dated April 4, 1995 relating to the consolidated financial statements of Rasna Corporation (not presented separately in the Form S-4) appearing in the Annual Report on Form 10-K of Parametric Technology Corporation for the year ended September 30, 1996 and to the reference to us under the heading "Experts" in such Form S-4.

                                          /s/ Deloitte & Touche LLP
                                          Deloitte & Touche LLP

San Jose, California
November 7, 1997